EX-99.1 2 q215pressrelease.htm ANADIGICS Q215 EARNINGS PRESS RELEASE                                                                   Exhibit 99.1

ANADIGICS ANNOUNCES SECOND QUARTER RESULTS

Quarterly Net Sales of $15.8 Million
Non-GAAP Gross Margin of 20.5%
 Quarterly GAAP EPS ($0.07); Non-GAAP EPS ($0.05)

WARREN, N.J., August 6, 2015— ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”), a world leader in radio frequency solutions, reported second quarter 2015 net sales of $15.8 million, a sequential decrease of 14.4%, driven principally by the decline in non-strategic cellular mobile business.

GAAP net loss for the second quarter of 2015 was $6.2 million, or ($0.07) per diluted share.  Non-GAAP net loss for the second quarter of 2015 was $4.5 million, or ($0.05) per share.

As of July 4, 2015, cash and cash equivalents totaled $15.2 million, or net cash of $11.2 million, after excluding $4.0 million drawn under the Company’s credit facility.

“Despite market softness in small cell and some temporary excess customer inventory to work through in WiFi, we experienced only a modest sequential decline in total infrastructure revenue in Q2,” said Ron Michels, chairman & CEO.  “While we continue to make progress in our core infrastructure businesses by launching new products, earning new design sockets, and gaining new customers, we expect the widely reported market softness in CATV and small cell to persist through the end of 2015.  We believe the softness in both markets will subside in 2016 as deployments pick up steam.  Most importantly, we are prepared with broad design-win penetration to meet the demand when strong market growth does, in fact, return.”

“To address the impact any core market softness may have on the Company’s financials, we are exploring capitalization options that may provide adequate cash infusion over the next twelve months,” said Terry Gallagher, executive vice president and CFO.  “We further believe that if such a cash infusion is secured, the Company financials will be adequately strengthened to a level that mitigates any going concern risks that may arise as a result of continued infrastructure market softness.  With a sound long-term growth plan and solid company execution, we expect any new capital infusion should contribute to the long-term value creation for our shareholders.  While we are optimistic, we cannot guarantee at this time that we will be able to secure additional financing on satisfactory terms or at all.”

ANADIGICS’ financial outlook for Q3:

•
We anticipate total revenue in the range of $12.0 million to $12.6 million, representing a sequential revenue decline of 20-24% and reflecting a continued decline in non-strategic legacy mobile, the impact of a broader slowdown in CATV spending, a reduction in legacy WiMAX and IoT businesses, and a slow return to Small Cell revenue growth due to continued delays at major carriers in Asia.

•	Non-GAAP gross margin is expected to decline sequentially by 500-800 basis points on the lower expected revenue.

•	Operating expenses are expected to be marginally lower, sequentially.

The statements regarding the Company’s anticipated future performance are forward-looking in nature and actual results may differ materially. All forward-looking statements are made expressly subject to the Safe Harbor Statement set forth at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income and loss per share. Management uses these measures to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. To listen to the conference via telephone, please call 866-459-1514, conference ID 93878685.  A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site at www.anadigics.com/investors or by dialing 855-859-2056 conference ID 93878685 (available until Sept. 6, 2015).

Recent Highlights

June 11 - ANADIGICS Launches CATV Infrastructure Line Amplifiers with Industry’s Highest RF Power Per DC Watt Consumed
June 9 - ANADIGICS Showcases 204 MHz Cable Modem Reverse Path Amplifier
May 21 - ANADIGICS to Feature Infrastructure Solutions at ANGA COM 2015
May 13 - Global Technology Selects ANADIGICS Infrastructure Line Amplifier for DOCSIS 3.1 Equipment

About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, the Company offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)
	Three months ended		Six months ended
	July 4, 2015 June 28, 2014		July 4, 2015 June 28, 2014

Net sales	$15,796	$23,261	$34,242	$46,532
Cost of sales	12,823	22,616	27,261	43,616
Gross profit	2,973	645	6,981	2,916
Research and development expenses	5,063	7,262	10,274	15,838
Selling and administrative expenses	3,520	4,536	7,323	9,662
Restructuring charges	561	4,409	561	5,860
Operating loss	(6,171)	(15,562)	(11,177)	(28,444)
Interest and other (expense) income, net	(9)	528	(28)	1,660
Net loss	$(6,180)	$(15,034)	$(11,205)	$(26,784)

Net loss per share:
Basic and diluted	$(0.07)	$(0.18)	$(0.13)	$(0.31)

Basic and dilutive shares outstanding	88,035	85,687	87,571	85,225

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net loss	$(6,180)	$(15,034)	$(11,205)	$(26,784)
Stock compensation expense
Cost of sales	266	246	540	522
Research and development	472	522	925	1,076
Selling and administrative	388	588	857	1,601
Cost of sales charge (1)	-	2,080	-	2,080
Marketable securities redemptions (2)	-	(568)	-	(1,728)
Restructuring charges (3)	561	4,409	561	5,860
Non-GAAP net loss	$(4,493)	$(7,757)	$(8,322)	$(17,373)
Non-GAAP loss per share (*):
Basic and diluted	$(0.05)	$(0.09)	$(0.10)	$(0.20)

Supplemental Information
Infrastructure	$11,442	$10,158	$23,452	$19,385
Mobile	4,354	13,103	10,790	27,147
Net Sales	$15,796	$23,261	$34,242	$46,532

Depreciation	$1,974	$2,976	$4,200	$6,308

(*) Calculated using related GAAP shares outstanding
(1) Cost of sales charge for the three and six months ended June 28, 2014 included $2,080 inventory write-down.
(2) Marketable securities adjustments included realized gains upon redemptions.
(3) Restructuring for the three and six months ended July 4, 2015 includes $611 workforce reduction, partly offset by a $50 realized gain on the sale of a certain surplus fixed asset previously classified as held for sale. Restructuring charges for the three months ended June 28, 2014 included $687 workforce reduction and $3,722 fixed asset write-down. The six months ended June 28, 2014 further included a $1,451 workforce restructuring charge recorded in the first quarter of 2014.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	July 4, 2015	December 31, 2014 (*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$15,155	$18,430
Accounts receivable	5,763	5,335
Inventory	9,731	13,844
Prepaid expenses and other current assets	3,066	2,721
Assets held for sale	-	335
Total current assets	33,715	40,665

Plant and equipment, net	13,483	17,171
Other assets	111	180
	$47,309	$58,016

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$4,927	$5,913
Accrued liabilities	3,355	3,419
Accrued restructuring costs	410	904
Bank borrowings	4,000	4,000
Total current liabilities	12,692	14,236

Other long-term liabilities	842	1,122

Stockholders’ equity	33,775	42,658
	$47,309	$58,016

(*) The condensed balance sheet at December 31, 2014 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
 generally accepted accounting principles for complete financial statements.